ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2012 Q1 Corporate Presentation

ChinaNet Online

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Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ChinaNet Online

Index

- 2012 Q1 Results
- Business Operations Update
- Full Year Forecast and Future Initiatives

2012 Q1 Results

CHINANET ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31
Stock Price （as of market close on May 18, 2012）	$0.73
Shares Outstanding- common shares	22.19M
Market Capitalization （as of market close on May 18, 2012）	$16.20M
Management Ownership	35.3%
Revenue 1Q 2012(unaudited)	$14.94M
Net Income/(Loss) attributable to ChinaNet Online Holdings, Inc.1Q 2012 (unaudited)	($0.37M)
Weighted average common shares outstanding:(1)	22.18M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of March 31, 2012, the Company had 3 M warrants outstanding with a weighted average exercise price of $3.41 and 0.9 M options outstanding with a weighted average exercise price of $1.42.

ChinaNet Online

Balance Sheet

	As of December 31,					As of March 31,
	2007 US$('000)	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000) (unaudited)
Cash and cash equivalents	317	2,679	13,917	15,590	10,695	8,964
Accounts receivable, net	211	978	3,173	4,319	4,444	7,623
Other receivables, net	190	-	2,636	7,811	3,631	5,844
Prepayment and deposit to suppliers	419	4,072	4,111	3,325	15,360	13,718
Investment in and advance to equity investment affiliates	-	-	-	7,162	1,396	1,212
Property and equipment, net	164	678	1,355	2,010	1,902	1,775
Intangible assets, net	1	-	-	51	8,151	7,941
Goodwill	-	-	-	-	10,999	11,068
Total assets	2,242	8,813	25,764	41,996	57,282	59,154

Balance Sheet

	As of December 31,					As of March 31,
	2007 US$('000)	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000) (unaudited)
Total liabilities	1,821	5,423	14,631	6,285	9,728	11,611
Preferred stock and Common Stock	-	10	20	20	22	22
Additional paid-in capital	515	603	10,574	18,614	20,747	20,764
Statutory reserves	67	304	372	1,587	2,117	2,117
Retained earnings	(193)	2,370	50	14,630	16,688	16,322
Accumulated other comprehensive income	32	103	117	930	2,132	2,358
Noncontrolling interest	-	-	-	(70)	5,848	5,960
Total equity	421	3,390	11,133	35,711	47,554	47,543

ChinaNet Online

Income Statement

	Year Ended December 31,					Three Months Ended March 31,	
	2007 US$('000)	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000) (unaudited)	2011 US$('000) (unaudited)
Sales Revenue	7,570	21,508	37,724	41,587	28,731	14,935	7,024
COGS	(4,674)	(13,786)	(21,233)	(18,970)	(12,027)	(12,538)	(2,030)
Gross Profit	2,896	7,722	16,491	22,617	16,704	2,397	4,994
Total Operating Exp.	(2,648)	(3,948)	(7,082)	(7,770)	(13,542)	(2,263)	(1,956)
Net Income from Total Operation	248	3,774	9,409	14,847	3,162	134	3,038
Other Income （Exp.）	(59)	(12)	(4,510)	1,880	873	4	236
Income before income tax expense, equity method investment and non-controlling interest	189	3,762	4,899	16,727	4,035	138	3,274
Income Tax	(405)	(962)	(880)	(352)	(1,035)	(236)	(431)
Net Income attributable to ChinaNet Online Holdings, Inc.(GAAP)	(216)	2,800	4,019	16,589	2,995	(366)	2,812
Net Income attributable to ChinaNet Online Holdings, Inc.((Non-GAAP)	(216)	2,800	8,444	14,728	4,955	(366)	2,583

ChinaNet Online

Cash flows Statement

	Year ended December 31,					Three Months Ended March 31,	
	2007 US$('000)	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000) (unaudited)	2011 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	557	821	4,617	11,582	(603)	363	3,821
Net cash provided by (used in) Investing Activities	(103)	(497)	(930)	(9,373)	(6,084)	(2,461)	(1,743)
Net cash provided by (used in) Financing Activities	(238)	1,981	7,544	(767)	1,482	311	(97)
Effect of exchange rates changes	14	57	7	231	310	56	59
Net Change in Cash & Cash Equivalents	230	2,362	11,238	1,673	(4,895)	(1,731)	2,040

BUSINESS OPERATIONS UPDATE

CHINANET ONLINE HOLDINGS, INC.

2012Q1 Update

- Resources costs are increasing and economy has been stagnant without any strong sign of recovery;
- Management is in the process of implementing:
  - Internal resource integration and reallocation program:
    - to increase operational efficiency and effectiveness;
  - Cost reduction plan:
    - to increase cashflow;
  - Operational and management excellence:
    - to improve management skills for better sales performance;
  - Expected to be completed in September 2012 and increase profitability by 2%-5% or higher in Q3;
- Update of Flying cloud: www.feitengyun.com;
- Expected to return to profitability in Q2;

ChinaNet Online

2012 Full Year Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

2012 Full Year Guidance with Future Initiatives

	2012 (Estimated)
Revenues	42 million
Net Income*	2.8 million

* Non-GAAP net income attributable to ChinaNet Online Holdings, Inc.

- Improving internal management with cost reduction plan, expect to increase net profit margin by 2%-5%;
- Addition of Sooe.cn and full integration of sales and operation, expected to be completed in Q3 2012;
- Sales campaign with China Business Journal to attract better quality and larger clients in Q3 2012, further extending liansuo.com's client base by on expected 20% or more;
- Launching Weibo (like Twister) related value-added marketing service to existing or larger branded customers in Q3 2012 with 3rd party alliance;
- Launching Zhifuwan.com, an integrated SEM and e-Commerce marketing service as additional value-added services, helping SMEs to further market their Taobao B2C sites by means of technology in Q3 2012.

ChinaNet Online

Thank you

ChinaNet Online

connecting dreams for success